EXHIBIT 11

                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                   STATEMENT RE COMPUTATION OF NET INCOME PER
               SHARE Three and Nine Month Periods Ended September
                                30, 2000 and 1999
                                                        Three Months Ended                    Nine Months Ended
                                                           September 30,                        September 30,
                                                  --------------------------------     --------------------------------
                                                       2000               1999              2000               1999
                                                       ----               ----              ----               ----
                                                            (In thousands of dollars, except per share data)

BASIC EARNINGS PER SHARE
Average common shares outstanding                      106,334            108,533           106,036            108,863
                                                  =============      =============     =============      =============
Net income                                        $    146,355       $    122,909      $    409,678       $    336,261
                                                  =============      =============     =============      =============
Basic earnings per share                          $       1.38       $       1.13      $       3.86       $       3.09
                                                  =============      =============     =============      =============

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                    106,334            108,533           106,036            108,863
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                1,005              1,728             1,029              1,130
                                                  -------------      -------------     -------------      -------------
  Adjusted shares outstanding                          107,339            110,261           107,065            109,993
                                                  =============      =============     =============      =============
Net income                                        $    146,355       $    122,909      $    409,678       $    336,261
                                                  =============      =============     =============      =============
Diluted earnings per share                        $       1.36       $       1.11      $       3.83       $       3.06
                                                  =============      =============     =============      =============
